As filed with the Securities and Exchange Commission on January 7, 2019

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

SMTC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	98-0197680
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

7050 Woodbine Ave., Suite 300

Ontario, Canada L3R 4G8

(905) 479-1810

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Edward Smith

President and Chief Executive Officer

SMTC Corporation

7050 Woodbine Ave., Suite 300

Markham, Ontario, Canada L3R 4G8

(905) 479-1810

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David J. Katz

Perkins Coie LLP

1888 Century Park East, Suite 1700

Los Angeles, California 90067-1721

(310) 788-9900

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐		Accelerated filer ☐
Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (1)
Common Stock, par value $0.01 per share	630,920	$4.42	$2,788,666	$338

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of common stock resulting from stock splits, stock dividends or similar transactions.

(2)

Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, based on the average of the high and low reported sales prices on The NASDAQ Capital Market on January 2, 2019.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 7, 2019

PROSPECTUS

SMTC Corporation

630,920 Shares of Common Stock

The selling stockholders (the “Selling Stockholders”) identified in this prospectus or their transferees may sell or otherwise dispose of up to 630,920 shares of our common stock, par value $0.01 per share (“Common Stock”), issuable upon exercise of common stock purchase warrants issued on November 8, 2018 (the “Warrants”) in a private placement transaction. We are registering the resale of these shares on behalf of the Selling Stockholders, to be offered and sold by them from time-to-time. We are not offering or selling any shares of Common Stock under this prospectus and will not receive any proceeds from the sale or other disposition of the shares covered hereby.

The Selling Stockholders (which term includes their respective donees, pledgees, transferees or other successors-in-interest) may, from time to time, sell, transfer or otherwise dispose of the shares or interests therein on any stock exchange, market or trading facility on which the shares are traded or in private transactions at fixed prices, at market prices prevailing at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The Selling Stockholders will bear all fees, discounts, concessions or commissions of broker-dealers or agents in connection with the offering of the shares by the Selling Stockholders. See “Plan of Distribution” beginning on page 8 of this prospectus for more information about how the Selling Stockholders may sell their shares of Common Stock.

Our Common Stock is traded on The NASDAQ Capital Market under the symbol “SMTX”. On January 2, 2019, the last reported sale price of our Common Stock on The NASDAQ Capital Market was $4.72 per share.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 4 of this prospectus and in the documents incorporated by reference in this prospectus, as updated in the applicable prospectus supplement, any related free writing prospectus and other future filings we make with the Securities and Exchange Commission that are incorporated by reference into this prospectus, for a discussion of the factors you should consider carefully before deciding to purchase our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                       , 2019.

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. Under this shelf registration process, the Selling Stockholders may sell, at any time and from time to time, in one or more offerings, up to 630,920 shares of Common Stock. We may add, update or change any of the information contained in this prospectus or the documents incorporated by reference.

You should only rely on the information contained or incorporated by reference in this prospectus and any prospectus supplement. No person has been authorized to give any information or make any representations other than those contained or incorporated by reference in this prospectus or any accompanying prospectus supplement in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us or the Selling Stockholders.

You should read the entire prospectus and any prospectus supplement, as well as the documents incorporated by reference into this prospectus or any prospectus supplement, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement is correct as of any date subsequent to the date hereof or of such prospectus supplement, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus may be supplemented from time to time by one or more prospectus supplements. Any such prospectus supplements may include additional or different information, such as additional or different risk factors or other special considerations applicable to us or our business, financial condition or results of operations. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information contained in the prospectus supplement.

This prospectus is neither an offer to sell nor a solicitation of an offer to buy any securities other than those registered by this prospectus, nor it is an offer to sell or a solicitation of an offer to buy securities where an offer or solicitation would be unlawful.

As permitted by SEC rules and regulations, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at its website or at its offices described below under “Where You Can Find More Information.”

Unless the context otherwise requires, all references in this prospectus to “SMTC,” “we,” “us,” “our,” “the Company” or similar words refer to SMTC Corporation, together with our subsidiaries.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The words “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “plan,” “expect” and the negative and plural forms of these words and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Those statements appear in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly in the sections titled “Prospectus Summary” and “Risk Factors,” and include statements regarding the intent, belief or current expectations of the Company and management that are subject to known and unknown risks, uncertainties and assumptions.

This prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement also contain statements that are based on the current expectations of our Company and management. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

PROSPECTUS SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated in this prospectus by reference. This summary does not contain all of the information you should consider before investing in our Common Stock. You should carefully read this entire prospectus and any applicable prospectus supplement, including each of the documents incorporated herein or therein by reference, before making an investment decision.

Overview

We are a provider of end-to-end electronics manufacturing services (“EMS”), including product design and engineering services, printed circuit board assembly (“PCBA”), production, enclosure, cable assembly, precision metal fabrication, systems integration and comprehensive testing services, configuration to order (“CTO”), build to order (“BTO”) and direct order fulfillment (“DOF”). We have manufacturing and other facilities in the United States, Canada, Mexico, and China, with approximately 3,329 employees as of December 30, 2018, of which 2,617 are full-time employees. Our services extend over the entire electronic product life cycle from new product development and new product introduction (“NPI”) through to growth, maturity and end of life phases. We offer fully integrated contract manufacturing services to global original equipment manufacturers (“OEMs”), and technology companies primarily within the industrial, networking and communications, power and energy and medical market sectors.

We have customer relationships with industry leading OEMs. We developed these relationships by capitalizing on the continuing trend of OEMs to outsource non-core manufacturing services, to consolidate their supplier base and to form long-term strategic partnerships with select high quality EMS providers. We work closely with and are highly responsive to our customers throughout the design, manufacturing and distribution process, providing value-added services. We seek to grow our business through the addition of new high-quality customers, the expansion of our share of business with existing customers, and participating in the growth of existing customers.

We believe that fundamental to the key benefits we offer is our strategic approach in working with customers premised upon gaining insight into their business and bringing innovative solutions to enhance their competitiveness, time to market and profitability. We seek to lower total cost of ownership, improve product quality and reliability, accelerate new products to market, improve service and DOF, reduce working capital requirements and capital expenditures, all of which results in improvement of our customers’ overall margins and end customer satisfaction.

Our Fremont, California facility operates in a ‘Copy-Exact’ lean process environment specializing in NPI, PCBA, system integration, CTO services, and is food and drug administration (“FDA”) and international traffic in arms regulations (“ITAR”) registered.

Our Markham, Ontario (Toronto) site serves as the corporate office and as a key center of excellence (“COE”), with particular emphasis on supporting our global manufacturing locations in value engineering, transition management, global supply chain management, financial and treasury services and information technology. In addition, the COE works directly with customers on product design projects of various scope and scale.

Our Chihuahua, Mexico facility serves as our largest manufacturing and assembly operation, offering customers high quality services in a cost-effective site. This facility operates in a ‘Copy-Exact’ lean process environment located close to North American OEMs. Offering state of the art PCBA and a full suite of system integration services, along with cable harness assembly and enclosure. This facility operates computer numerical control machining and precision sheet metal fabrication, this facility services those OEMs requiring the lowest cost North American manufacturing solutions.

Our ChangAn (Dongguan), China location serves as a large-scale manufacturing facility and operates in a ‘Copy-Exact’ lean process environment enabling SMTC to capitalize on the strengths of operations by providing SMTC’s current and prospective customers with highly efficient, low cost Asia-based electronic manufacturing solutions. This facility offers a full suite of integrated manufacturing services, including PCBA, testing, box build, final product integration, world-wide customer logistics, and expanded supply chain capabilities through our Hong Kong sourcing and procurement office.

In November 2018, we acquired all of the issued and outstanding shares of capital stock of MC Assembly Holdings, Inc. (“MC Assembly”), a privately held EMS provider based in Melbourne, Florida (the “Merger”). In connection with the Merger, we expanded our operations to include locations in Melbourne, Florida, Billerica, Massachusetts, and Zacatecas, Mexico. Our Melbourne, Florida operation is one of the region’s most sophisticated manufacturing solutions providers, providing comprehensive electronic manufacturing services with a focus on delivering product to our customer base in the most cost-efficient manner. Our Billerica, Massachusetts operation has the same competencies as our operation in Florida, but on a smaller scale. An ISO 9001/2008 2015 approved quality system allows for strict controls and process discipline on our manufacturing floor. Our Zacatecas, Mexico operation is a “Copy-Exact” facility of our Melbourne, Florida operation, and practices lean manufacturing principals, utilizes world-class production, inspection and test equipment, and functions within the guidelines of ISO-9001:2008 2015 and ISO-13485:2016 Quality System, and provides similar manufacturing as our US-based operations with the advantage of the lower cost of labor.

Corporate Information

We are a Delaware Corporation incorporated in July 1998. Our present corporate structure resulted from the July 1999 combination of predecessor companies Surface Mount and HTM Holdings Inc. Subsequent to the combination, all of Surface Mount’s operating subsidiaries, other than SMTC Canada and Qualtron, Inc., became subsidiaries of HTM Holdings Inc. In 2011, we expanded our operations in San Jose, California with the acquisition of ZF Array Technology, Inc. (“ZF Array”), a privately held EMS provider. In 2012, the Asian entities of SMTC Electronics Dongguan Company Limited and SMTC Electronics (Suzhou) Company Limited were established. Our SMTC Electronics (Suzhou) Company Limited, China facility was closed in accordance with the restructuring plan as announced on May 15, 2017. The closure of the SMTC Electronics (Suzhou) Company Limited, China facility was initiated in the second quarter of 2017 and was substantially completed by the end of 2017. In November 2018, we further expanded our EMS footprint with the Merger with MC Assembly.

Our principal executive offices are located at 7050 Woodbine Ave, Suite 300, Markham, Ontario, Canada L3R 4G8 and our telephone number at that address is (905) 479-1810. Our corporate website is located at www.smtc.com. We make available free of charge through our website our annual report on Form 10 K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus or any prospectus supplement.

Private Placement of Warrants

On November 8, 2018 (the “Closing Date”), we entered into a financing agreement (“Financing Agreement”), by and among the Company, MC Assembly Holdings, Inc., SMTC Manufacturing Corporation of California, SMTC Mex Holdings, Inc., HTM Holdings Inc., M C Test Service, Inc., MC Assembly International LLC, MC Assembly LLC (collectively, the “Borrowers”), the lenders which are now or hereafter become party to the Financing Agreement (collectively, the “Lenders”), and TCW Asset Management Company LLC, as collateral agent for the Lenders, whereby the Lenders provided Borrowers with a senior secured credit facility in the aggregate amount of up to $67,000,000 (the “TCW Facility”). In connection with and as part of the consideration paid by the Company for the TCW Facility, on the Closing Date, the Company entered into a subscription agreement (a “Subscription Agreement”) with the Selling Stockholders relating to the sale and issuance by the Company of warrants to purchase 504,735 shares of Common Stock, representing an aggregate of 2% of the shares of Common Stock of the Company as of the date of such issuance based on an upward adjustment that includes currently-issued derivative securities that may be converted into or exchanged for shares of Common Stock of the Company (collectively, the “Warrants”). The Warrants have a nominal exercise price, not to exceed $0.01 per share, and may be exercised by cashless exercise or by payment of cash, subject to adjustment therein. Subject to the Selling Stockholders, collectively, not owning more than 4.99% of the aggregate outstanding shares of Common Stock following the Selling Stockholders’ exercise of the Warrants, the Warrants shall be exercisable on or after the Closing Date and have a term of exercise equal to 7 years from such date. The Warrants were sold to the Selling Stockholders in a transaction pursuant to a private placement (“Private Placement”). The Warrants were issued pursuant to an exemption from the registration requirements of Section 5 of the Securities Act contained in Section 4(a)(2) thereof and Regulation D thereunder.

In connection with the TCW Facility and the issuance of the Warrants, the Company and the Selling Stockholders entered into a registration rights agreement (the “Registration Rights Agreement”), dated as of the Closing Date. Under the terms of the Registration Rights Agreement, the Company agreed to prepare and file with the SEC (i) a registration statement covering the resale of 125% of the maximum number of shares of Common Stock underlying the Warrants within 60 days of the Closing Date, (ii) a registration statement to replace the initially-filed Registration Statement to cover the resale of 150% of the maximum number of shares of Common Stock underlying the Warrants within 60 days of the Company’s next annual meeting, which shall take place no later than August 31, 2019, and (iii) to the extent the number of shares of Common Stock underlying the Warrants increases on the second anniversary of the Closing Date, another Registration Statement covering 150% of the maximum number of such additional shares of Common Stock issuable upon exercise of the Warrants within 60 days of the second anniversary of the Closing Date. The Company further agreed to use its reasonable best efforts to have any such Registration Statements declared effective within 90 days after the earlier of (i) the date such Registration Statement is filed with the SEC and (ii) the date such Registration Statement is required to be filed with the SEC.

The Offering

The Selling Stockholders named in this prospectus may offer and sell up to 630,920 shares of our Common Stock. Our Common Stock is currently listed on The NASDAQ Capital Market under the symbol “SMTX.” Shares of our Common Stock that may be offered under this prospectus will be fully paid and non-assessable. We will not receive any of the proceeds of sales by the Selling Stockholders of any of the Common Stock covered by this prospectus. Throughout this prospectus, when we refer to the offering of shares of our Common Stock being registered on behalf of the Selling Stockholders for offer and sale, we are referring to the offering of shares that is being registered pursuant to the terms of the Registration Rights Agreement. When we refer to the Selling Stockholders in this prospectus, we are referring to the holders of the Warrants and the registration rights under the Registration Rights Agreements and, as applicable, their permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part. See “Selling Stockholders” beginning on page 7 of this prospectus.

RISK FACTORS

Investing in our Common Stock involves risks. Before deciding to invest in our Common Stock, please read carefully the risks and uncertainties described below and incorporated by reference in this prospectus or any prospectus supplement. These risks and uncertainties include those discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and any updates described in our most recent Quarterly Report on Form 10-Q, all of which are incorporated by reference and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering. See “Information Incorporation by Reference” and “Where You Can Find More Information.” These risks are not the only risks that we may face. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, may also become important factors that affect us. If any of the risks or uncertainties described in this prospectus or our SEC filings or any such additional risks and uncertainties actually occur, our business, financial condition or results of operations could be materially and adversely affected which could cause our actual operating results to differ materially from those indicated or suggested by forward-looking statements made in this prospectus or our SEC filings or presented elsewhere by management from time to time. In that case, the trading price of our Common Stock could decline and you could lose all or part of your investment. Please also see “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 1.

The integration of MC Assembly into our business could cause disruptions in our business, which could have an adverse effect on our business and financial results.

Uncertainty about the integration of MC Assembly may affect the relationship between us and our employees, clients and suppliers, which may have an adverse effect on our business, financial condition and results of operations. These uncertainties may cause clients, suppliers and others that deal with us to seek to change existing business relationships and to delay or defer decisions concerning us. Changes to existing business relationships, including termination or modification, could negatively affect our revenues, earnings and cash flow, as well as the market price of our common stock.

In addition, we are dependent on the experience and industry knowledge of our officers, key management personnel and other key employees to operate our business and execute our business plans. Our current and prospective employees may experience uncertainty about their roles following the MC Assembly acquisition, which may have an adverse effect on our ability to attract or retain key management personnel and other key employees. Our business could be negatively impacted if key employees depart because of issues related to the uncertainty and difficulty of integration.

Our indebtedness could impair our financial condition, harm our ability to operate our business, limit our ability to borrow additional funds or capitalize on acquisition or other business opportunities.

We have substantially increased our indebtedness outstanding under our Amended and Restated Revolving Credit and Security Agreement (“PNC Agreement”), by and among the Borrowers, the financial institutions which are now or hereafter become party to the PNC Agreement (“PNC Lenders”), and PNC Bank, National Association (“PNC”), as agent for the PNC Lenders, which governs the credit facilities among the Borrowers, PNC Lenders and PNC (collectively, the “PNC Facility”) and have entered into the TCW Facility in order to fund the Merger. Pursuant to the terms of our current debt facilities, we are subject to liquidity thresholds and financial covenants and cannot engage in certain transactions, including disposing of certain assets, incurring additional indebtedness, declaring dividends, or acquiring or merging with another entity unless certain conditions are met or unless we receive prior approval from the lenders. If the lenders do not consent to any of these actions or if we are unable to comply with these covenants, we could be prohibited from engaging in transactions which could be beneficial to our business and our stockholders.

To service our increased debt, we will require cash and we may not be able to generate sufficient cash flow from operations to satisfy these obligations or to refinance these obligations on acceptable terms, or at all.

Our ability to generate cash depends on many factors beyond our control. Our ability to make payments on our debt and to fund working capital requirements, capital expenditures and research and development efforts will depend on our ability to generate cash in the future. Our historical financial results have been, and we expect our future financial results will be, subject to fluctuation based upon a wide variety of factors, many of which are not within our control including, among others, those described in this section.

Unfavorable changes in any of these factors could harm our operating results and our ability to generate cash to service our debt obligations. If we do not generate sufficient cash flow from operations to satisfy our debt obligations, we may have to undertake alternative financing plans, such as refinancing or restructuring our debt, selling assets, reducing or delaying capital investments or seeking to raise additional capital. Also, certain of these actions would require the consent of our lenders. The terms of our financing agreements contain limitations on our ability to incur debt.

We may not be able to obtain refinancing on acceptable terms or at all or sell assets on a timely basis, at reasonable prices or at all. Our inability to generate sufficient cash flow to satisfy our debt obligations, or to refinance our obligations on commercially reasonable terms, would have an adverse effect on our business, financial condition and results of operations.

USE OF PROCEEDS

We are registering these shares pursuant to registration rights granted to the Selling Stockholders. We are not selling any securities under this prospectus and we will not receive any of the proceeds from the sale or other disposition by the Selling Stockholders or their transferees of the shares of Common Stock covered hereby.

We have agreed to pay all costs, expenses and fees relating to registering the shares of our Common Stock referenced in this prospectus. The Selling Stockholders will pay any brokerage commissions and/or similar charges incurred in connection with the sale or other disposition by them of the shares covered hereby.

See “Selling Stockholders” and “Plan of Distribution” described below.

DESCRIPTION OF COMMON STOCK

The following description of our Common Stock, together with any additional information we include in any applicable prospectus supplement or any related free writing prospectus, summarizes the material terms and provisions of our Common Stock that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future Common Stock that we may offer, we will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement. For the complete terms of our Common Stock, please refer to our certificate of incorporation and our bylaws, as amended, that are incorporated by reference into the registration statement of which this prospectus is a part or may be incorporated by reference in this prospectus or any applicable prospectus supplement. The terms of these securities may also be affected by the Delaware General Corporation Law, or the DGCL. The summary below and that contained in any applicable prospectus supplement or any related free writing prospectus are qualified in their entirety by reference to our certificate of incorporation and bylaws, as in effect at the time of any offering of securities under this prospectus. For information on how to obtain copies of our certificate of incorporation and bylaws, see “Where You Can Find More Information.”

Common Stock

As of the date of this prospectus, our certificate of incorporation authorizes us to issue 26,000,000 shares of Common Stock, of which 23,189,381 shares were issued and outstanding as of January 3, 2019. The issued and outstanding shares of our Common Stock are validly issued, fully paid and nonassessable. Subject to the prior rights of the holders of any series of preferred stock, the holders of outstanding shares of Common Stock are entitled to receive dividends out of assets legally available therefor at such time and in such amounts as the Board of Directors of SMTC (the “Board”) may from time to time determine. The shares of Common Stock are not convertible and the holders thereof have no preemptive or subscription rights to purchase any of our securities. Upon liquidation, dissolution or winding up of our company, the holders of Common Stock are entitled to receive pro rata our assets which are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of any series of preferred stock then outstanding. Each outstanding share of Common Stock is entitled to one vote on all matters submitted to a vote of stockholders. There is no cumulative voting. Except as otherwise required by law or our certificate of incorporation, the holders of Common Stock vote together as a single class on all matters submitted to a vote of stockholders.

Securities Exchange Listing

Our Common Stock is listed on The Nasdaq Capital Market under the symbol “SMTX.”

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Computershare Trust Company, N.A.

Other Provisions of our Charter and By-Laws

Our certificate of incorporation provides that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting. The certificate of incorporation and the by-laws provide that, except as otherwise required by law, special meetings of the stockholders can only be called by the Chairman of the Board, the Chief Executive Officer or pursuant to a resolution adopted by a majority of the Board. Stockholders will not be permitted to call a special meeting or to require the Board to call a special meeting.

The by-laws establish an advance-notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to the Board. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given to our secretary timely written notice, in proper form, of such stockholder’s intention to bring that business before the meeting. Although the by-laws do not give the Board the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, the by-laws may have the effect of precluding the conduct of business at a meeting if the proper procedures are not followed or may discourage or defer a potential acquiror from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of SMTC.

Provisions of Delaware Law Governing Business Combinations

We are subject to the “business combination” provisions of the Delaware General Corporation Law. In general, such provisions prohibit a publicly held Delaware corporation from engaging in various “business combination” transactions with any “interested stockholder” for a period of three years after the date of the transaction in which the person became an “interested stockholder,” unless:

●	the transaction is approved by the Board prior to the date the “interested stockholder” obtained such status;

●

upon consummation of the transaction which resulted in the stockholder becoming an “interested stockholder,” the “interested stockholder” owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by (a) persons who are directors and also officers and (b) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●

on or subsequent to such date the “business combination” is approved by the Board and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the “interested stockholder.”

A “business combination” is defined to include mergers, asset sales and other transactions resulting in financial benefit to a stockholder. In general, an “interested stockholder” is a person who, together with affiliates and associates, owns 15% or more of a corporation’s voting stock or within three years did own 15% or more of a corporation’s voting stock. To our knowledge, none of such stockholders has a present intention to engage in any transaction which would constitute a “business combination.” The statute could prohibit or delay mergers or other takeover or change in control attempts with respect to SMTC and, accordingly, may discourage attempts to acquire SMTC.

Limitations of Liability and Indemnification of Officers and Directors

Our certificate of incorporation limits the liability of officers and directors to the fullest extent permitted by the Delaware General Corporation Law. In addition, our certificate of incorporation provides that we will indemnify our officers and directors to the fullest extent permitted by such law.

SELLING STOCKHOLDERS

Pursuant to the Registration Rights Agreement, we agreed to file the registration statement of which this prospectus forms a part to cover the resale of the shares issued to the Selling Stockholders, and to keep such registration statement effective for the periods set forth in the Registration Rights Agreement.

Registration of Shares under Registration Rights Agreement

The shares of Common Stock being offered by the Selling Stockholders are those issuable to the Selling Stockholders upon exercise of the Warrants. For additional information regarding the issuance of those warrants, see “Private Placement of Warrants” above. We are registering the shares of Common Stock in order to permit the Selling Stockholders to offer the shares for resale from time to time. Except for (i) the TCW Facility, and (ii) the ownership of the Warrants issued pursuant to the Subscription Agreement, and the registration rights granted to the Selling Stockholders pursuant to the Registration Rights Agreement, the Selling Stockholders have not had any material relationship with us within the past three years.

The table below lists the Selling Stockholders and other information regarding the beneficial ownership of the shares of Common Stock by each of the Selling Stockholders. The second column lists the number of shares of Common Stock beneficially owned by each selling stockholder, based on its ownership of the warrants, as of January 7, 2019, assuming exercise of all warrants held by the Selling Stockholders on that date, without regard to any limitations on exercise.

The third column lists the shares of Common Stock being offered by this prospectus by the Selling Stockholders.

In accordance with the terms of the Registration Rights Agreement, this prospectus generally covers the resale of at least 125% of the maximum number of shares of Common Stock issued and issuable upon exercise of the Warrants as of the trading day immediately preceding the date the registration statement is initially filed with the SEC. Because the number of shares of Common Stock issuable upon exercise of the Warrants may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the Selling Stockholders pursuant to this prospectus.

Under the terms of the Warrants, a Selling Stockholder may not exercise the Warrants to the extent such exercise would cause such selling stockholder, together with its affiliates, to beneficially own a number of shares of Common Stock which would exceed 4.99% of our then outstanding shares of Common Stock following such exercise, excluding for purposes of such determination shares of Common Stock issuable upon exercise of the Warrants which have not been exercised. The number of shares in the second column does not reflect this limitation. The Selling Stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholder (1)	Number of Shares of Common Stock Beneficially Owned Prior to Offering (2)	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Offering (3)	Number of Shares of Common Stock Beneficially Owned After Offering
TCW Direct Lending VII LLC (4)	393,902 (5)	492,378	0
NJ/TCW Direct Lending LLC (6)	49,012 (7)	61,265	0
TCW Skyline Lending, L.P. (8)	24,923 (9)	31,154	0
West Virginia Direct Lending LLC (10)	17,614 (11)	22,018	0
TCW Brazos Fund LLC (12)	19,284 (13)	24,105	0
Total	504,735	630,920	0

______________________

(1)

Information concerning named Selling Stockholders or future transferees, pledgees, assignees, distributees, donees or successors of or from any such stockholder or others who later hold any selling stockholder’s interests will be set forth in supplements to this prospectus, absent circumstances indicating that the change is material. In addition, post-effective amendments to the registration statement of which this prospectus forms a part will be filed to disclose any material changes to the plan of distribution from the description in the final prospectus.

(2)

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, securities that are currently convertible or exercisable into shares of our Common Stock, or convertible or exercisable into shares of our Common Stock within 60 days of the date hereof are deemed outstanding.

(3)	Assumes full exercise of the Warrants without regard on any limitation on exercise contained in the Warrants, calculated at 125% of the shares underlying the Warrants.

(4)

TCW Direct Lending VII LLC is the holder of the Warrant, pursuant to which the shares reported herein may be issued. TCW Asset Management Company LLC is the sole investment advisor to TCW Direct Lending VII LLC. Each of Richard T. Miller, James S. Bold and Suzanne Grosso are officers of TCW Asset Management Company LLC. Each of TCW Asset Management Company LLC, Mr. Miller, Mr. Bold and Ms. Grosso disclaims beneficial ownership of any shares reported herein.

(5)	Based on information obtained from TCW Direct Lending VII. Consists of 393,902 shares of Common Stock underlying a Warrant issued on November 8, 2018.

(6)

NJ/TCW Direct Lending LLC is the holder of the Warrant, pursuant to which the shares reported herein may be issued. TCW Asset Management Company LLC is the sole investment advisor to NJ/TCW Direct Lending LLC. Each of Richard T. Miller, James S. Bold and Suzanne Grosso are officers of TCW Asset Management Company LLC. Each of TCW Asset Management Company LLC, Mr. Miller, Mr. Bold and Ms. Grosso disclaims beneficial ownership of any shares reported herein.

(7)	Based on information obtained from NJ/TCW Direct Lending LLC. Consists of 49,012 shares of Common Stock underlying a Warrant issued on November 8, 2018.

(8)

TCW Skyline Lending, L.P. is the holder of the Warrant, pursuant to which the shares reported herein may be issued. TCW Asset Management Company LLC is the sole investment advisor to TCW Skyline Lending, L.P. Each of Richard T. Miller, James S. Bold and Suzanne Grosso are officers of TCW Asset Management Company LLC. Each of TCW Asset Management Company LLC, Mr. Miller, Mr. Bold and Ms. Grosso disclaims beneficial ownership of any shares reported herein.

(9)	Based on information obtained from TCW Skyline Lending, L.P. Consists of 24,923 shares of Common Stock underlying a Warrant issued on November 8, 2018.

(10)

West Virginia Direct Lending LLC is the holder of the Warrant, pursuant to which the shares reported herein may be issued. TCW Asset Management Company LLC is the sole investment advisor to West Virginia Direct Lending LLC. Each of Richard T. Miller, James S. Bold and Suzanne Grosso are officers of TCW Asset Management Company LLC. Each of TCW Asset Management Company LLC, Mr. Miller, Mr. Bold and Ms. Grosso disclaims beneficial ownership of any shares reported herein.

(11)	Based on information obtained from West Virginia Direct Lending LLC. Consists of 17,614 shares of Common Stock underlying a Warrant issued on November 8, 2018.

(12)

TCW Brazos Fund LLC is the holder of the Warrant, pursuant to which the shares reported herein may be issued. TCW Asset Management Company LLC is the sole investment advisor to TCW Brazos Fund LLC. Each of Richard T. Miller, James S. Bold and Suzanne Grosso are officers of TCW Asset Management Company LLC. Each of TCW Asset Management Company LLC, Mr. Miller, Mr. Bold and Ms. Grosso disclaims beneficial ownership of any shares reported herein.

(13)	Based on information obtained from TCW Brazos Fund LLC. Consists of 19,284 shares of Common Stock underlying a Warrant issued on November 8, 2018.

PLAN OF DISTRIBUTION

We are registering the shares of Common Stock issuable upon exercise of the Warrants to permit the resale of these shares of Common Stock by the holders of the Warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Stockholders of the shares of Common Stock. We will bear all fees and expenses incident to our obligation to register the shares of Common Stock.

The Selling Stockholders may sell all or a portion of the shares of Common Stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of Common Stock are sold through underwriters or broker-dealers, the Selling Stockholders will be responsible for underwriting discounts or commissions or agent's commissions. The shares of Common Stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales;

●	sales pursuant to Rule 144;

●	broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

If the Selling Stockholders effect such transactions by selling shares of Common Stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholders or commissions from purchasers of the shares of Common Stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of Common Stock or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of Common Stock in the course of hedging in positions they assume. The Selling Stockholders may also sell shares of Common Stock short and deliver shares of Common Stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Stockholders may also loan or pledge shares of Common Stock to broker-dealers that in turn may sell such shares.

The Selling Stockholders may pledge or grant a security interest in some or all of the Warrants or shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholders also may transfer and donate the shares of Common Stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Stockholders and any broker-dealer participating in the distribution of the shares of Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of Common Stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of Common Stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of Common Stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of Common Stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any Selling Stockholder will sell any or all of the shares of Common Stock registered pursuant to the registration statement, of which this prospectus forms a part.

The Selling Stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Common Stock by the Selling Stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in market-making activities with respect to the shares of Common Stock. All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

We will pay all expenses of the registration of the shares of Common Stock pursuant to the Registration Rights Agreement, estimated to be $30,338 in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a Selling Stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the Selling Stockholders against certain liabilities, including some liabilities under the Securities Act, in accordance with the Registration Rights Agreement, or the Selling Stockholder will be entitled to contribution. We may be indemnified by the Selling Stockholders against certain civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the Selling Stockholders specifically for use in this prospectus, in accordance with the Registration Rights Agreement, or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon for us by Perkins Coie LLP. If the validity of any securities is also passed upon by counsel for any underwriters, dealers or agents, that counsel will be named in the prospectus supplement relating to that specific offering.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2017 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of such firm as experts in auditing and accounting.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We hereby incorporate by reference into this prospectus the following documents that we have filed with the SEC under the Exchange Act (File No. 0-31051):

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on March 8, 2018;

●

our Quarterly Reports on Form 10-Q for the quarterly period ended April 1, 2018, July 1, 2018 and September 30, 2018, filed with the SEC on May 8, 2018 and August 8, 2018 and November 7, 2018, respectively;

●

our Current Reports on Form 8-K, filed with the SEC on March 8, 2018, March 14, 2018, March 28, 2018, April 11, 2018, May 8, 2018, June 20, 2018, July 3, 2018, July 16, 2018, July 23, 2018, August 8, 2018, August 8, 2018, August 29, 2018, November 8, 2018, November 9, 2018, November 13, 2018 and December 18, 2018; and

●

the description of our Common Stock contained in our Registration Statement on Form 8-A, filed with the SEC on July 18, 2000, under Section 12(g) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than Current Reports on Form 8-K, or portions thereof, furnished under Item 2.02 or 7.01 of Form 8-K) (i) after the initial filing date of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference in this prospectus from the date of filing of the documents, unless we specifically provide otherwise. Information that we file with the SEC will automatically update and may replace information previously filed with the SEC. To the extent that any information contained in any Current Report on Form 8-K or any exhibit thereto, was or is furnished to, rather than filed with the SEC, such information or exhibit is specifically not incorporated by reference.

Upon written or oral request made to us at the address or telephone number below, we will, at no cost to the requester, provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus (other than an exhibit to a filing, unless that exhibit is specifically incorporated by reference into that filing), but not delivered with this prospectus. You may also access this information on our website at www.smtc.com by viewing the “SEC Filings” subsection of the “Investors” menu. No additional information on our website is deemed to be part of or incorporated by reference into this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

SMTC Corporation

7050 Woodbine Ave, Suite 300

Markham, Ontario, Canada L3R 4G8

Attn: Investor Relations

(905) 479-1810

WHERE YOU CAN FIND MORE INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

We are subject to the information reporting requirements of the Exchange Act, and, in accordance with these requirements, we file annual, quarterly and current reports, proxy statements, and other information with the SEC. You may inspect, read and copy the reports and other information we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website at www.sec.gov that contains our filed reports, proxy and information statements, and other information that we file electronically with the SEC. Additionally, we make these filings available, free of charge, on our website at www.smtc.com in the “SEC Filings” subsection of the “Investors” menu as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information on our website, other than these filings, is not, and should not be, considered part of this prospectus, is not incorporated by reference into this prospectus, and should not be relied upon in connection with making any investment decision with respect to our securities.

SMTC Corporation

630,920 Shares of Common Stock

PROSPECTUS

_______ __, 2019

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The expenses in connection with the issuance and distribution of the securities being registered are set forth in the following table (all amounts other than the registration fee are estimated):

Amount to be Paid

Registration fee – Securities and Exchange Commission	$338
Accountants’ fees and expenses	$5,000
Legal fees and expenses	$24,000
Miscellaneous	$1,000
Total	$30,338

Item 15. Indemnification of Directors and Officers

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) authorizes a corporation to indemnify its directors, officers, employees and agents against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement reasonably incurred, provided they act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe their conduct was unlawful, although in the case or proceedings brought by or on behalf of the corporation, such indemnification is limited to expenses and is not permitted if the individual is adjudged liable to the corporation (unless the Delaware Court of Chancery or the court in which such proceeding was brought determines otherwise in accordance with the DGCL). Our amended and restated by-laws provide for the indemnification of our directors and officers to the fullest extent permitted under the DGCL.

Section 102 of the DGCL authorizes a corporation to eliminate or limit its directors’ liability to the corporation or its stockholders for monetary damages for breaches of fiduciary duties, other than for (a) breaches of the duty of loyalty, (b) acts or omissions not in good faith or that involve intentional misconduct or knowing violations of law, (c) unlawful payments of dividends, stock purchases or redemptions, or (d) transactions from which a director derives an improper personal benefit. Our amended and restated certificate of incorporation contains such a provision.

Section 145 of the DGCL authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against and incurred by such person in any such capacity, or arising out of such person’s status as such. We have obtained liability insurance covering our directors and officers for claims asserted against them or incurred by them in such capacity.

The Company has entered into indemnification agreements with each director, which provide that the Company shall, subject to certain exceptions, indemnify and pay, advance or reimburse the costs of defense of such person who is made party to a proceeding by reason of their indemnified capacities. Each indemnified party agrees to repay any payment, advance or reimbursement of expenses made by the Company to such person if it is determined, following the final disposition of the claim, that the person is not entitled to indemnification by the Company with respect to a claim for which indemnification was obtained.

Any underwriting agreement that has been or will be filed as an exhibit hereto or incorporated by reference herein contains or will contain provisions whereby the underwriter or underwriters may agree to indemnify us, our directors and certain officers and other persons.

Reference is made to Item 17 for our undertakings with respect to indemnification for liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

Item 16. Exhibits

Exhibit Number	Title

4.1

Fifth Amended and Restated Certificate of Incorporation (incorporated herein by reference to Appendix C to the Company’s Definitive Notice and Proxy Statement on Form DEF 14A, filed with the SEC on June 5, 2012 (File No. 0-31051))

4.2

Amendment No. 1 to Fifth Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on December 18, 2018 (File No. 0-31051))

4.3	Second Amended and Restated By-Laws, as amended (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on June 20, 2018 (File No. 0-31051))

4.4

Stockholders Agreement, dated as of November 22, 2000, by and among the Company and the Stockholders referred to therein (incorporated herein by reference to Exhibit 4.1.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2000, filed with the SEC on April 2, 2001 (File No. 0-31051))

4.5	Form of Common Stock Certificate (incorporated herein by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-1/A, filed with the SEC on June 19, 2000 (File No. 333-33208))

4.6

Tax Benefits Preservation Plan, dated as of December 29, 2014, by and between the Company and Computershare Inc., as Rights Agent (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on December 30, 2014 (File No. 0-31051))

4.7	Form of Warrant (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on November 9, 2018 (File No. 0-31051))

4.8	Form of Subscription Agreement by and among the Company and the Selling Stockholders (incorporated herein by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed with the SEC on November 9, 2018 (File No. 0-31051))

4.9	Form of Registration Rights Agreement by and among the Company and the Selling Stockholders (incorporated herein by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K, filed with the SEC on November 9, 2018 (File No. 0-31051))

5.1	Opinion of Perkins Coie LLP

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.2	Consent of Perkins Coie LLP (included in Exhibit 5.1)

24.1	Form of Power of Attorney (contained on signature page)

*

To be filed by amendment or as an exhibit to a filing with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934 and incorporated by reference in connection with the offering of securities to the extent required for any such offering.

Item 17. Undertakings

(a)     The undersigned registrant hereby undertakes:

(1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b).

(2)     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)     That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)     Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)     Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)     That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)     Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)     The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)     Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)     That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on January 7, 2019.

SMTC CORPORATION By: /s/ Edward Smith Name: Edward Smith Title: President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose individual signature appears below hereby authorizes and appoints Edward Smith and Steven M. Waszak, and each of them, with full power of substitution and resubstitution and full power to act without the other, as his true and lawful attorney-in-fact and agent to act in his name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this registration statement, including any and all post-effective amendments, or any registration statements to be filed in connection with this registration statement pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on January 7, 2019.

Signature	Title
/s/ Edward Smith	President and Chief Executive Officer and Director
Edward Smith	(Principal Executive Officer)
/s/ Steven M. Waszak	Chief Financial Officer
Steven M. Waszak	(Principal Financial and Accounting Officer)
/s/ Clarke H. Bailey	Chair of the Board of Directors
Clarke H. Bailey
/s/ David Sandberg	Director
David Sandberg
/s/ Frederick Wasserman	Director
Frederick Wasserman
/s/ J. Randall Waterfield	Director
J. Randall Waterfield